Delaware     PAGE 1

The First State

    I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "SPECTRX, INC.", CHANGING ITS NAME FROM "SPECTRX, INC." TO "GUIDED THERAPEUTICS, INC.", FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF FEBRUARY, A.D. 2008, AT 2:28 O'CLOCK P.M.

    A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

		Harriet Smith Windsor. Secretary of State
2313878	8100	AUTHENTICATION:	6401493

080205305		DATE:	02-22-08
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:23 PM 02/22/2008
FILED 02:28 PM 02/22/2008
SRV 080205305 - 2313878 FILE

CERTIFICATE OF AMENDMENT
TO THE
RESTATED CERTIFICATE OF INCORPORATION
OF
SPECTRX, INC.

    SpectRx, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:
    The name of the corporation is SpectRx. Inc.

    Article I of the Restated Certificate of Incorporation of the Corporation is hereby deleted in its entirety and replaced by the following new Article I:

    "The name of the Corporation is Guided Therapeutics, Inc.

    The first paragraph of Article IV of the Restated Certificate of Incorporation of the Corporation is hereby deleted in its entirety and replaced by the following new first paragraph of Article IV:

    "The Corporation is authorized to issue two classes of shares of stock to be designated, respectively, Common Stock, $0.001 par value, and Preferred Stock, $0.001 par value. The total number of shares that the Corporation is authorized to issue is 105,000,000 shares. The number of shares of Common Stock authorized is 100,000,000. The number of shares of Preferred authorized is 5,000,000."

    The amendment to Article I of the Restated Certificate of Incorporation was adopted by Board of Directors of the Corporation at a meeting held on the 6th day of September 2007.

    The amendment to the first paragraph of Article IV of the Restated Certificate of Incorporation was adopted by Board of Directors of the Corporation at a meeting held on the 11th day of September 2007.

    The Stockholders of the Corporation adopted both amendments to the Restated Certificate of Incorporation at a meeting held on the 25th day of October 2007, in accordance with Section 242 of the General Corporation Law of the State of Delaware.

Certificate of Amendment
To the SpectRx, Inc. Restated Certificate Of Incorporation
November 6, 2007

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to its Restated Certificate of Incorporation be executed by its duly authorized officer, as of the 6th day of November, 2007.

SPECTRX, INC.

By: /s/ Mark L Faupel
Name: Mark L. Faupel, Ph.D.
Title: President and Chief Executive Officer

Delaware     PAGE 1

The First State

    I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "GUIDED THERAPEUTICS, INC.", CHANGING ITS NAME TO "INTERSCAN, INC., FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF FEBRUARY, A.D. 2008, AT 2:23 O'CLOCK P.M

    A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

		Harriet Smith Windsor. Secretary of State
3725014	8100	AUTHENTICATION:	6401480

080205296		DATE:	02-22-08
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:23 PM 02/22/2008
FILED 02:23 PM 02/22/2008
SRV 080205296 - 3725014 FILE

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
GUIDED THERAPEUTICS, INC.

    Guided Therapeutics, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:
    The name of the corporation is Guided Therapeutics, Inc.

    Article I of the Certificate of Incorporation of the Corporation is hereby delete in its entirety and replaced by the following new Article I:

    "The name of the Corporation is InterScan, Inc."

    The amendment was adopted by unanimous written consent of the Board of Directors of the Corporation as of the 5th day of November 2007

    The sole Stockholder of the Corporation adopted the amendment by written consent dated as of the 5th day of November 2007, in accordance with Section 242 of the General Corporation Law of the State of Delaware.

    IN WITNESS WHEREOF, the Corporation ahs caused this Certificate of Amendment to be executed by its duly authorized officer, as of the 5th day of November 2007.

GUIDED THERAPEUTICS , INC.

By: /s/ Mark L Faupel

Name: Mark L. Faupel, Ph.D.
Title: President and Chief Executive Officer